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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form 10-SB for Oxy General Corporation, of our report dated January 17, 2000, relating to the December 31, 1999 and 1998 financial statements of Oxy General Corporation, which appears in such registration statement.



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
January 9, 2000


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